Exhibit 10.25

Certain confidential information contained in this document, marked by [***], has been omitted pursuant to Regulation S-K, Item 601(b) because the registrant has determined that the omitted information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

TWELFTH AMENDMENT TO MASTER LEASE AND GUARANTY OF MASTER LEASE

This TWELFTH AMENDMENT TO MASTER LEASE (this “Twelfth Amendment”) is dated as of June 21, 2024, by and among (a) ALL ENTITIES LISTED ON Schedule 1 ATTACHED HERETO AS A LANDLORD (individually and collectively, “Landlord”); (b) ALL ENTITIES LISTED ON SCHEDULE 1 ATTACHED HERETO AS A TENANT (individually and collectively, “Tenant”); and (c) ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company (f/k/a EGI-AM Holdings, L.L.C.), ARDENT LEGACY HOLDINGS, LLC, a Delaware limited liability company, and AHP HEALTH PARTNERS, INC., a Delaware corporation (individually and collectively, “Guarantor”).

RECITALS

A. Landlord and Tenant are parties to that certain Master Lease, dated as of August 4, 2015 (as amended, modified or restated from time to time, the “Master Lease”), as amended by that certain First Amendment to Master Lease, dated as of March 6, 2017, that certain Second Amendment to Master Lease and Guaranty of Master Lease, dated as of March 13, 2017, that certain Third Amendment to Master Lease, dated as of February 26, 2018, that certain Fourth Amendment to Master Lease and Guaranty of Master Lease, dated as of June 28, 2018, that certain Fifth Amendment to Master Lease and Guaranty of Master Lease, dated as of November 30, 2018, that certain Sixth Amendment to Master Lease and Guaranty of Master Lease, dated as of February 26, 2021, that certain Seventh Amendment to Master Lease, dated as of March 1, 2021, that certain Eighth Amendment to Master Lease, dated as of July 13, 2021, that certain Ninth Amendment to Master Lease, dated as of February 9, 2022, that certain Tenth Amendment to Master Lease, dated as of April 27, 2022, and that certain Eleventh Amendment to Master Lease and Guaranty of Master Lease, dated as of December 29, 2023, pursuant to which, among other things, Tenant leases from Landlord certain real property, as more fully described in the Lease. Initially capitalized terms used but not otherwise defined in this Twelfth Amendment shall have the meanings given to them in the Lease.

B. Pursuant to that certain Guaranty of Master Lease, dated as of August 4, 2015 (as amended, the “Guaranty”), Guarantor, among other things, guaranteed to Landlord the performance by Tenants of its obligation under the Master Lease. Section 11.1.6 of the Master Lease requires Landlord’s consent to “dissolve, merge, reorganize, recapitalize, exchange shares, or consolidate any Tenant or Guarantor.” Section 11.1.4 of the Master Lease requires Landlord’s consent to “transfer directly or indirectly any stock, partnership, membership, or other equity interests (whether equity or otherwise) in any Tenant, Guarantor or any Tenant Control Party.”

C. Ardent Health Partners, LLC is currently pursuing a potential initial public offering (the “IPO”) of its equity securities and, in connection therewith, it is currently contemplated that Ardent Health Partners, LLC will convert from a Delaware limited liability company into a Delaware corporation by means of a statutory conversion and change its name to Ardent Health Partners, Inc. (the “Conversion”) pursuant to a plan of conversion (the “Plan of Conversion”). As a result of the Conversion, the unitholders of Ardent Health Partners, LLC will become holders of shares of common stock of Ardent Health Partners, Inc. References herein to “Ardent” refer to (i) prior to the consummation of the Conversion, Ardent Health Partners, LLC and (ii) on and after the consummation of the Conversion, Ardent Health Partners, Inc.

D. In connection with the IPO and the Conversion, it is currently contemplated that, in addition to this Twelfth Amendment, Ardent will enter into (i) that certain Contribution and Subscription Agreement (the “Contribution Agreement”) with ALH Holdings, LLC (“ALH”), a subsidiary of Ventas, Inc., pursuant to which ALH will contribute all of its shares of AHP Health Partners, Inc. to Ardent in exchange for shares of common stock of Ardent (the “Contribution”); (ii) that certain Nomination Agreement (the “Nomination Agreement”) with ALH and EGI-AM Investments, L.L.C. (“EGI”), pursuant to which ALH and EGI will be entitled to certain nomination rights with respect to the Board of Directors of Ardent (subject to the terms and conditions set forth in such Nomination Agreement); (iii) that certain strategic advisory services letter agreement (the “Advisory Services Agreement”) with EGI, pursuant to which EGI representatives would provide certain strategic advisory and consulting services as requested by Ardent for no fee, in exchange for Ardent agreeing to indemnify EGI and reimburse EGI’s out-of-pocket expenses, as well as certain information and access rights in favor of EGI for so long as it remains at least a 5% stockholder of Ardent; and (iv) that certain REIT savings letter agreement (the “REIT Savings Agreement”) with ALH, pursuant to which Ardent will agree to repurchase shares of Ardent common stock held by ALH in certain circumstances and to the extent necessary so that ALH does not own more than 9.90% of the total combined voting power of all classes of capital stock of Ardent.

E. Pursuant to Section 5.10 of the Master Lease and Section 9.1 of the Guaranty, respectively, each of Tenant and Guarantor has the obligation to provide Landlord with the reports listed and other information or documentation listed or otherwise described on Exhibit F of the Master Lease. As of the date of this Twelfth Amendment and prior to the Conversion, pursuant to the Amended and Restated Limited Liability Company Agreement of Ardent Health Partners, LLC, dated as of June 21, 2017 and effective as of March 13, 2017, as amended effective as of August 14, 2018 and May 1, 2023, Ardent has been providing to consolidated affiliates of Landlord certain reports and other information.

F. In connection therewith, each of the entities comprising Guarantor has agreed to reaffirm to Landlord its respective obligations under the Guaranty notwithstanding the modification of the Master Lease and Guaranty set forth in this Twelfth Amendment.

A G R E E M E N T

NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Notice of Ardent and Landlord’s Consent

(a) Ardent hereby notifies Landlord of (i) the Conversion, (ii) Ardent’s intent to enter into the Plan of Conversion, (iii) the Contribution and (iv) Ardent’s intent to enter into the Contribution Agreement, the Nomination Agreement, the Advisory Services Agreement and the REIT Savings Agreement, and hereby requests Landlord provides its consent to the foregoing. By executing this Twelfth Amendment, Landlord hereby consents to (1) the Conversion, (2) Ardent entering into the Plan of Conversion, (3) the transactions contemplated by the Plan of Conversion, (4) the Contribution, (5) Ardent entering into the Contribution Agreement, the Nomination Agreement, the Advisory Services Agreement and the REIT Savings Agreement and (6) the transactions contemplated by the Contribution Agreement, the Nomination Agreement, the Advisory Services Agreement and the REIT Savings Agreement. The foregoing consent by Landlord shall cease to be effective if all of the agreements referred to in the foregoing clauses (1) through (6) are not executed on or prior to October 1, 2024.

(b) Landlord’s consent in the above paragraph does not constitute and shall not be deemed or asserted to constitute either an express or implied waiver by Landlord of any other consent rights Landlord previously had, may now have, or may in the future have (i) under the Master Lease, including pursuant to Section 11.1 of the Master Lease or (ii) under the Guaranty, including pursuant to Section 9.4 of the Guaranty.

2.	Modification to Master Lease and Guaranty.

(a) Section 5.1 of the Master Lease is hereby deleted in its entirety and replaced with the following:

“5.1.	Insurance.

5.1.1. General Requirements.

5.1.1.1. All insurance provided for in this Lease shall (A) be maintained under valid and enforceable policies issued by insurers approved to do business in the state or states where the Premises are located and having general policyholders and financial ratings of not less than “A- ” and “VII”, respectively, in the then current A.M. Best’s Insurance Report, (B) name Landlord, any Facility Mortgagee and any Ground Lessor and their respective Affiliates, shareholders, directors, officers, employees, property managers, agents, representatives and assigns (“Landlord Parties”) as additional insureds (with the exception of Tenant’s workers’ compensation/employer’s indemnity insurance and crime), and for the property insurance referenced in Section 5.1.2.1, Section 5.1.2.2, Section 5.1.2.3 and Section 5.1.2.4, name the Landlord as the owner and name the Landlord and any Facility Mortgagee, if applicable, as loss payable beneficiaries, (C) cover all of Tenant’s operations at the applicable Facility or Facilities, (D) in the event any insurance policy is cancelled or provide not less than 30 days’ prior written notice to Landlord (10 days in the event of non-payment of premium), (E) with the exception of crime coverage, be primary and provide that any insurance maintained by Landlord Parties for the Premises is excess and noncontributing with Tenant’s insurance, (F) be written on an “occurrence based” policy, unless otherwise provided in this Section 5.1; and (G) include a waiver of subrogation and all rights of recovery (1) that is in favor and for the benefit of Landlord Parties (2) for any claim or liability arising from Tenant’s operations at, or occupation and use of, the Premises or other actions covered by any such policy.

5.1.1.2. Tenant shall provide Landlord: (A) for any policy described in Section 5.1.2.1-5.1.2.4; an ACORD 28 Evidence of Commercial Property Insurance Certificate of Insurance (“COI”); (B) evidence of any National Flood Insurance Policy(ies), if such policies are in place; (C) an annual statement of the total insured property values for the Facility or Facilities covered under Section 5.1.2.1-5.1.2.4, as well as, an annual statement of total insured property values for Tenant’s entire portfolio grouped by zip code; and (D) for any policy other than those described in Section 5.1.2.1-5.1.2.4, a satisfactory ACORD 25 (05/2014/01) edition COI, in each case evidencing the existence of the insurance required by this Lease and showing the interest of Landlord Parties prior to the commencement of the Term and, for any renewal policy, evidence of renewal will be provided prior to expiration of the policy and a COI will be provided no later than 5 Business Days after renewal. In addition, Landlord may require that Tenant provide a complete copy of the related policy within 60 days after renewal.

5.1.1.3. Tenant may satisfy the requirements for insurance coverage under this Lease through coverage under a so-called blanket policy or policies of insurance carried and maintained by Tenant.

5.1.2. Required Policies. During the Term, Tenant shall maintain the following insurance at its sole cost and expense, including any policy deductibles or self-insured retentions, and any claims thereunder shall be adjudicated by and at the expense of Tenant, its insurance carrier or a third party administrator approved by the insurance carrier:

5.1.2.1. Property insurance coverage with respect to each Facility or Facilities against loss or damage from all causes under standard “all risk” or “special perils” property insurance coverage in amounts that are not less than [***] of the full replacement cost of such Facility (with such amount subject to Landlord’s annual approval, not to be unreasonably withheld), without exclusion for fire, lightning, windstorm, hail, water damage, explosion, smoke damage, scheduled mobile equipment (if any), sprinkler leakage, flood (subject to an annual aggregate sublimit of [***] except [***] for locations wholly or partially within special flood hazard areas (at SFHA), areas of 100 year flooding as defined by the Federal Emergency Management Agency (FEMA), and [***] per occurrence for the peril of Named Storm in tier 1 counties), vandalism, earthquake (subject to an annual aggregate sublimit of [***] other than [***] for earth movement in all of the following States combined: California, Alaska, Hawaii, and or Puerto Rico; [***] for all earth movement in pacific northwest earthquake zone counties; [***] for all earth movement in new Madrid earthquake zone counties), terrorism, malicious mischief or any other risks normally covered under an extended coverage endorsement, in amounts that are not less than [***] of the full replacement cost of such Facility, subject to a limit of liability, including all Alterations, and all Tenant Personal Property associated therewith (including the cost of demolition, debris removal and increased cost of construction);

5.1.2.2. If any Facility contains steam boilers, steam pipes, steam engines, steam turbines or other high pressure vessels, machinery and equipment breakdown insurance with an agreed amount endorsement (such that the insurance carrier(s) has/have accepted the amount of coverage and has agreed that there will be no co-insurance penalty), covering the major components of the central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping, and machinery, elevators, and escalators, if any, and other similar equipment installed in such Facility, in an amount equal to [***] of the full replacement cost of such Facility, subject to an equipment breakdown sublimit of [***], which policies shall insure against physical damage to and loss of occupancy and use of such Facility arising out of an accident, explosion, or breakdown covered thereunder;

5.1.2.3. Business interruption and extra expense coverage (A) with respect to each Facility for loss of time element on an actual loss sustained basis or, but no less than 12 months, covering perils consistent with the requirements of Section 5.1.2.1, (B) providing that any covered loss thereunder shall be payable to Tenant, and (C) containing an extended period indemnity endorsement that provides that the continued loss of income will be insured until such income returns to the same level it was prior to the loss or the expiration of not fewer than six months after the date of the completed repairs;

5.1.2.4. Builder’s risk insurance coverage, carried by the Tenant or contractor, at all times during which Alterations or structural construction or repairs are being made with respect to any Facility, and only if the coverage under Section 5.1.2.1 above does not otherwise apply, secured and written on a completed value form, (a) on a non-reporting basis, (b) covering all risks insured against pursuant to Section 5.1.2.1 above, (c) with respect to any standalone builder’s risk policies, with an agreed amount endorsement (such that the insurance carrier(s) has accepted the amount of coverage and has agreed that there will be no co-insurance penalty) and (d) covering the interests of Landlord and Tenant and their respective architects, engineers, contractors and subcontractors.

5.1.2.5. Healthcare Umbrella Liability policy that includes commercial general liability insurance coverage with respect to each Facility including, but not limited to, premises operations, products and completed operations liability, host liquor liability, broad form property damage (with the explosion, collapse, and underground damage exclusions deleted), contractual liability for insured contracts, vicarious independent contractors liability, personal injury and advertising injury coverage and coverage against claims for bodily injury, death, personal and advertising injury, medical expenses, and property damage occurring on, in or about such Facility, affording the Landlord Insured Parties defense and indemnity protection, including healthcare professional liability coverage on either an ISO, or its equivalent, occurrence or claims-made form with respect to each Facility for damages for bodily injury, death or otherwise on account of professional services rendered or which should have been rendered, with no exclusion for patient abuse or sexual molestation. The policy will be in a minimum amount of not less than [***] each occurrence/[***] annual aggregate.

5.1.2.6. Workers’ compensation insurance coverage with respect to each Facility for injuries or occupational illness sustained by Tenant’s employees in the course of their employment and otherwise consistent with all applicable statutory and Legal Requirements and employer’s liability coverage with limits of not less than [***] each accident, [***] bodily injury due to disease each employee and [***] bodily injury due to disease policy limit. In the alternative, for facilities where State law allows self-insurance for workers’ compensation, Tenant may self-insure consistent with all applicable statutory and Legal Requirements and secure Excess workers’ compensation and employer’s liability coverage with limits of not less than [***] per occurrence. For facilities that are in a state where workers compensation and employers liability is not required, the Tenant may maintain an Employer’s Indemnity policy with respect to injuries or occupational illness sustained by Tenant’s employees in the course of their employment and otherwise consistent with all applicable statutory and applicable Legal Requirements with a total policy limit of not less than [***] combined single limit per covered employee/[***] combined single limit per occurrence. If facilities have any employees required to be enrolled in a State Monopolistic Fund, Tenant will maintain compliance with the Monopolistic Fund requirements.

5.1.2.7. Motor vehicle liability insurance for all owned and non- owned vehicles, including any rented and/or leased vehicles, covering bodily injury, including death, and property damage with limits not less than [***] each accident, including garagekeepers legal liability, subject to a [***] sub-limit (but only for any Facility at which Tenant provides valet parking service), except emergency vehicle limits shall be [***] each accident.

5.1.2.8. Umbrella/excess liability insurance in addition to underlying coverage in an amount not less than [***] each occurrence and [***] annual aggregate, on terms generally consistent with the healthcare liability umbrella policy (including commercial general liability insurance and healthcare professional liability policy), motor vehicle liability policy and employer’s liability policy except non-subscription policy(ies) required under this Section 5.1.2 and covering all claims typically covered by an umbrella/excess liability policy;

5.1.2.9. Crime insurance against employee dishonesty, with limits not less than [***] for employee dishonesty and [***] for coverage for third parties;

5.1.2.10. Contingent Aviation Liability for the operation or use of non-owned aircraft, maximum seating not to exceed [***] seats, with a combined single limit for bodily injury and property damage liability including passengers with a limit of [***] each occurrence and [***] each occurrence for Physical Damage Liability, [***] each occurrence Aviation Premises Liability, [***] each offense and [***] in the annual aggregate Personal Injury Liability, any one aircraft/any one occurrence Care, Custody and Control, and [***] any one fire for Fire Legal Liability; and

5.1.2.11. Environmental Liability insurance (including limited mold coverage) with limits not less than Site Liability of [***] per occurrence/[***] policy aggregate; Storage Tanks [***] per occurrence/[***] annual aggregate.

5.1.2.12. Deductibles/self-insured retentions for the above policies shall not be greater than a [***] deductible/self-insured retention for property insurance with a [***] of Total Insurable Values (TIV) of the damaged location deductible/self-insured retention, except for Named Storm coverage which shall have a deductible per loss of up to [***] TIV of the damaged location, subject to a minimum of [***] for any one occurrence for all loss or damage arising out of a Named Storm in a Tier 1 or 2 High Hazard Wind Zone; Hail coverage which shall have a maximum deductible per loss of up to [***] TIV of the damaged location, subject to a minimum of [***] for any occurrence with a maximum deductible of [***] for all loss or damage arising out of hail in a Tier 1 or 2 High Hazard Hail Zone; a [***] Building, [***] Contents and [***] all other loss deductible/self-insured retention for Special Flood Hazard Areas; and a [***] deductible/self-insured retention for earthquake coverage except [***] of TIV of the damaged location for CA, HI, AK, PR, subject to a minimum [***]; [***] of TIV of the damaged location for

New Madrid EQ Zone Counties or Pacific Northwest EQ Zone Counties, subject to a minimum [***]; a [***] deductible/self-insured retention for workers’ compensation/employer’s liability; a [***] deductible/self-insured retention for motor vehicle liability; a [***] deductible/self-insured retention for crime; and the lesser of (i) [***] and (ii) the then commercially reasonable deductible/self-insured retention amount for commercial general liability/healthcare professional liability; a [***] deductible for environmental liability and a [***] deductible for contingent aviation liability.

5.1.3. Greater Coverage. Notwithstanding anything in this Section 5 to the contrary, Landlord may, from time to time, and upon not less than 60 days prior written notice to Tenant, require Tenant to obtain and maintain higher liability limits or additional insurance coverages to the extent that such coverages are (i) reasonably necessary to address new or increased risks associated with changes in the operations of Tenant or the Facilities, (ii) available at commercially reasonable rates, and (iii) customarily carried by owners or operators of facilities similar in size and, if relevant to the coverage in question, similar geographic location, to the Facilities.

5.1.4. Claims Made Policies’ Requirements. With respect to crime, Tenant may provide coverage on a Discovery Form basis. With respect to the commercial general liability and healthcare professional liability insurance coverage required by Section 5.1.2.5, Tenant may obtain and maintain commercial general liability and healthcare professional liability insurance on a claims-made basis, provided, however, that (1) the retroactive date for Facilities leased as of the Effective Date of this Lease must precede the Effective Date, (2) upon the expiration or termination of this Lease as it relates to, or with respect to any closed and discontinued operation at any Facility, Tenant shall keep in force the commercial general liability and healthcare professional liability insurance policies required under this Lease that relate to any such Facility for, or shall secure an extended reporting period on such policies that has a term of, at least four (4) years after such expiration or termination of this Lease or closing and discontinuation of operations, as applicable, which shall name Landlord Insured Parties as additional insureds, (3) if the retroactive date is advanced or the policy is cancelled or not renewed and not replaced with a similar policy with the same retroactive date, Tenant must secure an extended reporting period for such retroactive-date-advanced, cancelled or non- renewed policy covering the Facility(ies) to which such policy applies or applied of not less than four (4) years following the date such policy’s retroactive date was advanced or such policy was cancelled or not renewed which shall name Landlord Insured Parties as additional insureds; and (4) the obligations referenced in clauses (2) and (3) of this Section 5.1.4 shall survive the expiration or termination of this Lease.

5.1.5. Business Continuity. Tenant has in place, and shall maintain at all times, a disaster recovery plan. Tenant has previously provided a written description of such plan to Landlord. Tenant shall notify Landlord promptly following any material change to such plan, which notice shall contain a reasonably detailed description of the revised plan with the same level of detail as such written description.”

(b) The following paragraphs are added to Exhibit F of the Master Lease:

“Guarantor will deliver, or cause its Subsidiaries to deliver, to Landlord and ALH Holdings, LLC (“ALH”), or each of their consolidated affiliates or permitted assignees (collectively, the “Information Recipients”) (i) financial statements, reports and other information with respect to Guarantor and its Subsidiaries that are consistent in scope, form and timing with the financial statements, reports and other information delivered by Guarantor and/or its Subsidiaries to the Information Recipients prior to the date of the Twelfth Amendment to Master Lease and Guaranty of Master Lease, dated as of June [•], 2024, whether such information has been provided pursuant to this Lease or pursuant to any other agreement with Landlord, ALH and/or their respective consolidated affiliates, and (ii) any additional information reasonably requested by Landlord and/or ALH in writing; provided, that, upon such request pursuant to this clause (ii), Landlord, ALH and Guarantor shall mutually agree upon the timeframe in which Guarantor or such Subsidiary has to produce or cause to produce such additional information and further provided that such agreed upon timeframe shall be on a timely basis so as not to cause Ventas, Inc. to fail to satisfy its mandatory public reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on a timely basis (the foregoing clauses (i) and (ii), collectively, “Additional Guarantor Information Disclosures”); provided, however, that Landlord and/or ALH must request such additional information with as much prior advance notice as reasonably possible, but which in all cases must be reasonable in light of the undertaking necessary to provide such requested information; and provided, further, that Guarantor shall have no responsibility for any failure of Ventas, Inc. to file on a timely basis any periodic report under the Exchange Act so long as Guarantor complies with its information disclosure obligations to Landlord and ALH as mutually agreed hereunder. Notwithstanding anything to the contrary contained in this Lease, all Additional Guarantor Information Disclosures are deemed to be Confidential Information (as defined in Section 16.3 of this Lease) and shall be subject to the confidentiality requirements contained in Section 16 of this Lease.

For the purposes of the above paragraph, “Subsidiary” or, collectively, “Subsidiaries” means, with respect to a particular Person, (A) any corporation in which such Person and/or other Subsidiaries of such Person own or control, directly or indirectly, a majority of the corporation’s total economic interest or the total voting power of the corporation’s capital stock (without regard to the occurrence of any contingency) to vote in the election of the corporation’s directors and (B) any limited liability company, partnership, association or other business entity in which such Person and/or other Subsidiaries of such Person (I) owns or controls, directly or indirectly, a majority of the partnership or similar ownership interest, (II) is allocated a majority of entity gains or losses or (III) is or controls any managing director or general partner; and “Person” means any natural individual, corporation, partnership, limited liability company, joint venture, association, bank, trust company, trust or other entity, whether or not legal entities, or any governmental entity, agency or political subdivision.”

(c) Section 1 of Exhibit G of the Master Lease is hereby deleted in its entirety and replaced with the following:

“Noncompetition. For a period commencing on the Effective Date and expiring on the expiration or termination of this Lease (the “Restricted Period”), Tenant, Guarantor and each of their respective Affiliates (collectively, the “Restricted Parties”) shall not, either directly or indirectly (formally or informally) without the prior written consent of Landlord: (a) own, develop, lease, operate, finance, manage, or invest in, control, conduct, or engage in any Competing Facility (as hereinafter defined); (b) participate in the ownership, development, leasing, operation, financing, management or control of, or the investment in, any Competing Facility; (c) act as an officer, director, member, employee, principal, agent, representative, consultant, investor, owner, developer, partner, manager or joint venturer in or with respect to any Competing Facility; or (d) permit his, her or its name to be used by, or in connection with, any Competing Facility. During the period commencing on the Effective Date and expiring on the expiration or termination of this Lease, the Restricted Parties shall not, either directly or indirectly (formally or informally), own, develop, lease, operate, finance, manage, invest in, control, conduct, or engage in any business that is not a Competing Facility without complying with the terms and provisions of Section 17.13 of this Lease. Notwithstanding the preceding, with respect to a Restricted Party’s engaging in any of the foregoing activities with respect to a Competing Facility that is a freestanding diagnostic imaging center or free-standing emergency department, Landlord’s consent shall not be unreasonably delayed or withheld following the Restricted Party’s presentation of information that such Competing Facility is intended to enhance a Facility’s business and not to reduce or diminish the operations of a Facility.”

3.	Reaffirmation of Obligations; Tenant and Guarantor Representation.

(a) Notwithstanding the modifications to the Master Lease and Guaranty contained herein, Tenant and Landlord each hereby acknowledges and reaffirms its respective obligations under the Master Lease (as modified by this Twelfth Amendment) and all other documents executed by such party in connection therewith.

(b) Notwithstanding the modifications to the Master Lease and Guaranty contained herein, each of the parties comprising Guarantor hereby acknowledges and reaffirms its respective obligations under the Guaranty and all documents executed by such Guarantor in connection therewith, and further agrees that any reference made in the Guaranty to the Master Lease or any terms or conditions contained therein shall mean such Master Lease or such terms or conditions as modified by this Twelfth Amendment.

(c) Tenant and Guarantor each hereby represent and warrant that no corresponding waivers or consents are required from any of Tenant’s or Guarantor’s material creditors.

4.	Miscellaneous Provisions.

(a) Through the date of this Twelfth Amendment, and to Tenant and Guarantor’s knowledge, neither Tenant nor Guarantor has, nor claims, any offset, defense, claim, right of set-off or counterclaim against Landlord under, arising out of or in connection with this Twelfth Amendment, the Master Lease, the Guaranty or any document or agreement executed in connection therewith. In addition, Tenant and Guarantor covenant and agree with Landlord that if any offset, defense, claim, right of set-off or counterclaim exists of which Tenant or Guarantor has knowledge as of the date of this Twelfth Amendment, Tenant and Guarantor hereby irrevocably and expressly waive the right to assert such matter.

(b) This Twelfth Amendment shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. The parties acknowledge and agree that each party has had the benefit of competent, independent legal counsel and other advisors, and that each party has had an equal right to negotiate the terms and participate in the drafting of this Twelfth Amendment. Whenever the words “include,” “includes” or “including” are used in this Twelfth Amendment, they shall be interpreted as if the phrase “without limitation” immediately followed.

(c) Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Twelfth Amendment.

(d) The Recitals to this Twelfth Amendment are incorporated hereby by reference.

(e) This Twelfth Amendment may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. The parties may execute and deliver this Twelfth Amendment electronically and by forwarding signed facsimile and/or e-mail .pdf copies of this Twelfth Amendment. Such facsimile signatures and/or e-mail .pdf signatures shall have the same binding effect as original signatures, and the parties hereby waive any defense to the validity of this Twelfth Amendment based on any such facsimile copies of signatures or e- mail .pdf copies of signatures.

(f) Except as specifically amended pursuant to the terms of this Twelfth Amendment, the terms and conditions of the Master Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms and conditions of this Twelfth Amendment and any terms and conditions of the Master Lease, the terms and conditions of this Twelfth Amendment shall govern and prevail.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Twelfth Amendment as of the date first above written.

“LANDLORD”:

VTR HILLCREST MC TULSA, LLC, VTR HILLCREST HS TULSA, LLC, VTR BAILEY MC, LLC,
VTR HEART HOSPITAL, LLC, VTR LOVELACE WH, LLC,
VTR LOVELACE WESTSIDE, LLC, VTR LOVELACE ROSWELL, LLC, VTR LOVELACE MC & REHAB, LLC,
VTR HILLCREST CLAREMORE, LLC and VTR BAPTIST SA, LLC, each a Delaware limited liability company

By:	/s/ Kevin Bohl
Name: Kevin Bohl
Title: Authorized Signatory

Signature Page to Twelfth Amendment to Master Lease

“TENANT”:

AHS HILLCREST MEDICAL CENTER, LLC, AHS SOUTHCREST HOSPITAL, LLC,
AHS TULSA HOLDINGS, LLC,|
AHS OKLAHOMA PHYSICIAN GROUP, LLC, BAILEY MEDICAL CENTER, LLC and
AHS CLAREMORE REGIONAL HOSPITAL, LLC, each a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

LOVELACE HEALTH SYSTEM, LLC, a New Mexico limited liability company f/k/a Lovelace Health system, Inc.

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

SOUTHWEST MEDICAL ASSOCIATES, LLC, a New Mexico limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

BSA HOSPITAL, LLC, a Texas limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

Signature Page to Twelfth Amendment to Master Lease

“GUARANTOR”:

ARDENT HEALTH PARTNERS, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

ARDENT LEGACY HOLDINGS, LLC, a Delaware limited liability company

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

AHP HEALTH PARTNERS, INC. a Delaware corporation

By:	/s/ Stephen C. Petrovich
Name: Stephen C. Petrovich
Title: EVP, General Counsel

Signature Page to Twelfth Amendment to Master Lease

SCHEDULE 1

LANDLORD AND TENANT ENTITIES

Landlord

1.	VTR Hillcrest MC Tulsa, LLC

2.	VTR Hillcrest HS Tulsa, LLC

3.	VTR Bailey MC, LLC

4.	VTR Heart Hospital, LLC

5.	VTR Lovelace WH, LLC

6.	VTR Lovelace Westside, LLC

7.	VTR Lovelace Roswell, LLC

8.	VTR Lovelace MC & Rehab, LLC

9.	VTR Hillcrest Claremore, LLC

10.	VTR Baptist SA, LLC

Tenant

1.	BSA Hospital, LLC

2.	AHS Hillcrest Medical Center, LLC

3.	AHS Tulsa Holdings, LLC

4.	AHS Oklahoma Physician Group, LLC

5.	AHS Southcrest Hospital, LLC

6.	Bailey Medical Center, LLC

7.	AHS Claremore Regional Hospital, LLC

8.	Lovelace Health System, LLC (f/k/a Lovelace Health System, Inc.)

9.	Southwest Medical Associates, LLC